UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2012

EOS Preferred Corporation

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-25193	04-3439366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1271 Avenue of the Americas 46th Floor New York, New York		10020
(Address of Principal Executive Offices)		(Zip Code)

(212) 377-1503

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2012, EOS Preferred Corporation (the “Company”) and Aurora Bank FSB (the “Bank”) finalized a Commercial Loan and REO Purchase Agreement (the “Agreement”) with Dawn LLC (the “Purchaser”) pursuant to which the Company contracted to sell certain small balance commercial loans and the Bank contracted to sell various commercial loans to the Purchaser. The total purchase price for all Bank and Company loans is $178,423,127. The Agreement was executed following approval by the Company’s Board of Directors by special meeting held on February 28, 2012.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Those forward-looking statements include all statements other than those made solely with respect to historical fact, including, without limitation, any estimates. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. Forward-looking statements should not be unduly relied upon because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Corporation.

Such risks, uncertainties and other factors include, but are not limited to: limitations by regulatory authorities on the Corporation’s ability to implement its business plan and restrictions on its ability to pay dividends; the risk that the failure of the Corporation to maintain its status as a REIT would result in the Corporation being subject to federal income tax, including any applicable alternative minimum tax and excise tax; the risk that the Corporation could be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost; further regulatory limitations on the business of the Bank that are applicable to the Corporation; the risk that a decline, or a perceived decline, in the Bank’s capital situation may result in the Series D preferred stock being subject to an automatic exchange into preferred shares of the Bank; the effect of the sale or dissolution of the Bank pursuant to the Settlement Agreement entered into in connection with the bankruptcy of the Bank’s indirect parent, Lehman Brothers Holdings Inc., on the business, financial condition and results of operations of the Corporation; the risk that the Series D preferred stock will in the future be delisted from The NASDAQ Stock Market or will otherwise cease to trade on The NASDAQ Stock Market; the risk that the Series D preferred stock may not otherwise retain value and/or liquidity; the risk that the Corporation may not have adequate cash available, including as a result of the Corporation being subject to federal income tax, to pay dividends with respect to the Series D preferred stock; negative economic conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the credit quality of the Corporation’s loan portfolios (the degree of the impact of which is dependent upon the duration and severity of these conditions); the level and volatility of interest rates; changes in consumer, investor and counterparty confidence in, and the related impact on, financial markets and institutions; legislative and regulatory actions which may adversely affect the Corporation’s business and economic conditions as a whole; the impact of litigation and regulatory investigations; various monetary and fiscal policies and regulations; changes in accounting standards, rules and interpretations and the impact on the Corporation’s financial statements; changes in the nature and quality of the types of loans held by the Corporation; and risks relating to the Corporation’s business discussed in its filings with the Securities and Exchange Commission. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Corporation to be materially different from the anticipated future results, performance or achievements that are expressed or implied by the forward-looking statements. Forward-looking statements speak only as of the date they are made, and the Corporation undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS Preferred Corporation
(Registrant)

Date: March 6, 2012	By:	/s/ Brian Kuelbs
Brian Kuelbs
President